Exhibit 10.1
BANCPLUS CORPORATION
Second Amendment to Employment Agreement
This Second Amendment to Employment Agreement (the “Second Amendment”) is entered into as of September 20, 2022 by and between BancPlus Corporation, a Mississippi corporation (including its subsidiaries, the “Company”) and William A. Ray (the “Executive”), and
W I T N E S S E T H
WHEREAS, Company and Executive entered into that certain Employment Agreement dated as of January 1, 2018 which was amended as of August 1, 2022 (as amended, the “Agreement”); and
WHEREAS, Company and Executive desire to again amend the Agreement;
NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING, the mutual promises contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Executive and Company agree as follows:
1. Amendment. Section 2(a)(i) of the Agreement shall be amended to read in its entirety as follows:
2.(a). Position and Duties. (i)    During the Employment Period, the Executive shall be employed as the Vice Chairman, President and Chief Executive Officer of the Company, and shall have such duties, responsibilities, power and authority as may be assigned to him by the Board of Directors commensurate with his position as such Vice Chairman, President and Chief Executive Officer. During the Employment Period, the Executive shall report to the Company’s Chairman of the Board. During the Employment Period, the Executive shall also be employed as the Vice Chairman of the Company’s subsidiary, BankPlus, and shall also serve as the Chief Executive Officer of BankPlus through December 31, 2022. The Executive shall have such duties, responsibilities, power and authority as may be assigned to him by the Board of Directors commensurate with his position as such Chief Executive Officer and Vice Chairman.
2. Ratification. The terms and provisions set forth in this Second Amendment shall modify and supersede all inconsistent terms and provisions set forth in the

Agreement, as amended, but except as expressly modified and superseded by this Second Amendment, the terms and provisions of the Agreement, as amended, are ratified and confirmed and shall continue in full force and effect, Executive and Company agreeing that the Agreement, as amended hereby, are and shall continue to be validly existing and enforceable in accordance with its respective terms.
IN WITNESS WHEREOF, the parties hereto have dully executed this Second Amendment in multiple counterparts, effective as of the date first above written.

BANCPLUS CORPORATION By:_____________________________ Name:__________________________ Title:___________________________	EXECUTIVE William A. Ray